UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

AGILE GROWTH CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40186	98-1578605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Riverside Center 275 Grove Street, Suite 2-400 Newton, MA	02466
(Address of principal executive offices)	(Zip Code)
(617) 663-5997 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant	AGGRU	The Nasdaq Stock Market LLC

Class A ordinary shares included as part of the Units	AGGR	The Nasdaq Stock Market LLC

Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AGGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Agile Growth Corp., a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statement and Related Audit Report.

On November 17, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”), after discussion with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited balance sheet as of March 12, 2021, as previously restated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 2, 2021 (the “Q1 Form 10-Q”), (ii) unaudited interim financial statements included in the Q1 Form 10-Q and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (collectively, the “Affected Periods”), should no longer be relied upon due to a reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A ordinary shares subject to possible redemption (and related changes). In addition, the audit report of Marcum included in the Current Report on Form 8-K filed with the SEC on March 18, 2021 should no longer be relied upon. The reclassification has resulted from a determination by the Company’s management that the Class A ordinary shares issued in connection with its initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A ordinary shares subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A ordinary shares cannot result in net tangible assets being less than $5,000,001.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

As such, the Company has restated its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 19, 2021 (the “Q3 Form 10-Q”), as described therein.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Marcum.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its trust account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	AGILE GROWTH CORP.

	By:	/s/ Jay Bhatt
Name: Jay Bhatt
Title: Chief Executive Officer